Exhibit 10.29

STR HOLDINGS, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

1.                                       Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.  It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code.  The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of the Code.

2.                                       Definitions

(a)                                  “Board” shall mean the Board of Directors of the Company.

(b)                                 “Business Day” shall mean a day on which the New York Stock Exchange is open for trading.

(c)                                  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)                                 “Committee” shall mean the committee appointed by the Board to administer the Plan as described in Section 4 below.

(e)                                  “Common Stock” shall mean the Common Stock of the Company.

(f)                                    “Company” shall mean STR Holdings, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

(g)                                 “Compensation” shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

(h)                                 “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i)                                     “Employee” shall mean any individual who is an employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year.  For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company.  Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(j)                                     “Enrollment Date” shall mean the first day of each Offering Period.

(k)                                  “Exercise Date” shall mean the 15th day of the first month following the close of any Offering Period or, if such day shall not be a Business Day, the next Business Day thereafter.

(l)                                     “Fair Market Value” shall mean, with respect to a share of Common Stock as of any Enrollment Date or Exercise Date (or New Exercise Date, as the case may be), the closing price of such Common Stock on the New York Stock Exchange on the most recent Business Day, as reported in The Wall Street Journal. In the event that such a closing price is not available for an Enrollment Date or an Exercise Date, or New Exercise Date, the Fair Market Value of a share of Common Stock on such date shall be the closing price of a share of the Common Stock on the New York Stock Exchange on the last Business Day prior to such date for which a closing price is available or such other amount as may be determined by the Committee by any fair and reasonable means.

(m)                               “New Exercise Date” shall mean the new exercise date set by the Board in the case of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation or other entity in certain circumstances as described in Section 17(b).

(n)                                 “Offering Period” shall mean, unless otherwise determined in accordance with Section 4 below, consecutive calendar quarterly periods of three (3) months each beginning on the first day of January, April, July and October of each year during which the Plan is in effect.

(o)                                 “Participant” shall mean an Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company or otherwise completing enrollment procedures as provided in Section 5 below.

(p)                                 “Plan” shall mean this STR Holdings, Inc. 2010 Employee Stock Purchase Plan.

(q)                                 “Purchase Price” shall mean an amount equal to 90% of the Fair Market Value of a share of Common Stock on the Exercise Date; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 18.

(r)                                    “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.                                       Eligibility.

(a)                                  Any Employee who shall have completed one (1) year of continuous employment with the Company on a given Enrollment Date shall be eligible to participate in the Plan, subject to such rules and terms as may be prescribed from time to time by the Committee and set forth in the terms of the applicable offering.  Such rules and terms, however, shall neither permit nor deny participation in the Plan contrary to the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), including, but not limited to, Section 423 thereof, and regulations promulgated thereunder.

(b)                                 Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.                                       Offering Periods.  The Plan shall be implemented by consecutive Offering Periods until terminated in accordance with Section 18 hereof.  The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.                                       Participation

(a)                                  Each Eligible Employee may elect to participate in an Offering Period by completing an enrollment agreement on a form approved by and in a manner prescribed by the Committee (or its delegate) or, if the Committee does not require enrollment forms, by otherwise completing such enrollment procedures as the Committee may prescribe. Such agreement must be filed with the Company or such other procedures must be completed, as applicable, prior to the applicable Enrollment Date, unless the Committee establishes an earlier deadline for filing the enrollment form for all Eligible Employees with respect to a given Offering Period.

(b)                                 Payroll deductions for a Participant shall commence on the first payroll date on or following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 9.

(c)                                  Unless a Participant elects otherwise prior to the Enrollment Date of the immediately succeeding Offering Period, an Eligible Employee who is participating in an Offering Period as of the last day of such Offering Period (the “Prior Offering Period”) shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period and (ii) to have authorized the same payroll deduction for such immediately succeeding Offering Period as was in effect for such Participant immediately prior to the expiration or termination of the Prior Offering Period.

6.                                       Payroll Deductions

(a)                                  All Participant contributions to the Plan shall be made only by payroll deductions. At the time a Participant files the enrollment agreement with respect to an Offering Period or otherwise complies with applicable enrollment procedures, the Participant shall authorize payroll deductions to be made on each payroll date during the Offering Period in an amount up to 10% (or such other limit as the Committee may establish prior to the start of the applicable Offering Period) of the Eligible Compensation which the Participant receives on each payroll date during such Offering Period. The Committee also may prescribe other limits, rules or procedures for payroll deductions. Unless otherwise provided by the Committee, the amount of such payroll deductions shall be a whole percentage (i.e., 1%, 2%, 3%, etc.) of the Participant’s Eligible Compensation.

(b)                                 All payroll deductions made for a Participant shall be deposited in the Company’s general corporate account and shall be credited to the Participant’s account under the Plan.  The Company shall not be obligated to segregate such payroll deductions.

(c)                                  A Participant may discontinue participation in the Plan as provided in Section 9. Unless otherwise provided by the Committee in advance of an Offering Period, a Participant may at any time during the Offering Period (but no more than four times in any calendar year) reduce or increase (subject to the limitations of Section 6(a) above) the rate of his or her payroll deductions by completing and filing with the Company a change notice in the form provided by the Company. Any such reduction in the rate of a Participant’s payroll deductions shall be effective as of the pay period specified by the Participant in the Participant’s change notice, but in no event sooner than the first pay period ending more than fifteen (15) days after the Participant files the change notice with the Company. Any such increase in the rate of a Participant’s payroll deductions shall be effective as of the first date of the next Exercise Period within such Offering Period.

(d)                                 At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Common Stock.  At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.                                       Grant of Option.  On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date for such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated during an Offering Period and retained in the Participant’s account as of the Exercise Date for such Offering Period by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 10; and provided further, that no Employee shall be entitled to purchase more than one thousand (1,000) shares of Stock with respect to any Offering Period.  Each option shall expire on the Exercise Date for the Offering Period to which such option relates.

8.                                       Exercise of Option.  Unless a Participant withdraws from the Plan as provided in Section 9 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of whole shares and any fraction share subject to the Option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account as of the end of the immediately preceding Option Period.  During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by such Participant.  In the event that an Offering Period has been over-subscribed or that any other applicable Plan limit has been exceeded by a Participant in an Offering Period, any amount remaining in such Participant’s account shall be refunded to the Participant as soon as administratively practicable after the end of the Offering Period.

9.                                       Withdrawal

(a)                                  A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company not less than fifteen (15) days prior to the date of withdrawal in such manner as the Committee may determine.  All of the Participant’s payroll deductions credited to his or her account shall be paid to such Participant promptly after the date of withdrawal and, as of the date of withdrawal, such Participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period.  A Participant who withdraws from an Offering Period shall not participate in a succeeding Offering Period unless such Participant delivers to the Company a new enrollment agreement or otherwise complies with applicable enrollment procedures.

(b)                                 A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

10.                                 Termination of Employment.  Upon a Participant’s ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such Participant’s option shall be automatically terminated.  The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by the Company or any Subsidiary and it shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, an Employee’s employment at any time.

11.                                 Interest.  No interest shall accrue or be credited on the payroll deductions of a Participant in the Plan.

12.                                 Stock

(a)                                  There shall be reserved for issuance and purchase by Participants under the Plan an aggregate of 500,000 shares of Common Stock, subject to adjustment as provided in Section 17 below.  Shares of Common stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases.  If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.  If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)                                 The Participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c)                                  Shares of Common Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and his or her spouse.  Shares delivered to a Participant under the Plan may be in uncertificated form subject to the right of any Participant to request that his or her shares be issued in certificated form.  Shares of Common Stock purchased for a Participant’s account will be issued to the Participant only after his or her request or promptly after the Participant’s withdrawal from the Plan for any reason.

(d)                                 No fractional share held in a Participant’s account shall be issued but, instead, such fractional share shall continue to be held in such Participant’s account unless and until such account is terminated for any reason, at which time the Fair Market Value of such fractional share shall be paid to the Participant or his or her beneficiary in cash and the fractional share shall be deemed to have been purchased by the Company.

13.                                 Administration.

(a)                                  The Plan shall be administered by a Committee appointed by, and which shall serve at the pleasure of, the Board. The Committee shall consist of two or more directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, as such rule may be amended from time to time.  Unless otherwise determined by the Board, the Compensation Committee of the Board shall serve as the Committee under the Plan.  The Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which actions and determinations shall be final, conclusive and binding on all persons.

(b)                                 The Committee may request advice or assistance or employ such other persons as it in its absolute discretion deems necessary or appropriate for the proper administration of the Plan, including, but not limited to employing a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan.

(c)                                  Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

14.                               Designation of Beneficiary

(a)                                  A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash.  In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option.  If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)                                 Such designation of beneficiary may be changed by the Participant at any time by written notice.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such personal representative or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.                                 Transferability.  Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 9.

16.                                 Reports.  Individual accounts shall be maintained for each Participant in the Plan.  Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

17.                               Adjustments Upon Changes in Capitalization,  Dissolution, Liquidation, Merger or Asset Sale.

(a)                                  Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each Participant may purchase per Offering Period, as well as the price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”.  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)                                 Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board.  The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation.  The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 9.

(c)           Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”).   The New Exercise Date shall be before the date of the Company’s proposed sale or merger.  The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 9.

18.          Amendment or Termination

(a)           The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan.  Except as provided in Section 17, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders.  Except as provided in Section 17 and this Section 18, no amendment may make any change in any option theretofore granted that adversely affects the rights of any Participant.  To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b)           Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

(c)                                  In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to: (i) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price; (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and (iii) allocating shares.  Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

19.                                 Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20.                                 Foreign Subsidiaries.  The Committee may set terms and conditions under this Plan that the Committee determines are necessary to comply with applicable foreign laws or advisable in light of such laws, as well as take any action it deems advisable to obtain approval of this Plan and its terms by an appropriate foreign governmental entity; provided, however, that no such terms and conditions may be set nor action may be taken that would result in a violation of the United States laws applicable to the Company, including, without limitation, the Securities Exchange Act of 1934, as amended, or that would cause this Plan to fail to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code for Participants located in the United States.

21.                                 Conditions upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, state securities laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.                                 Term of Plan.  The Plan shall become effective upon the earlier to occur of the date (the “Effective Date”) that the Plan is adopted by the Board of Directors or is approved by the stockholders of the Company.  The Plan shall continue in effect for a term ending on the first Exercise Date that is more than ten (10) years after the Effective Date, unless sooner terminated under Section 18.  However, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted by the Board.